                    U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C.

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 of 15(d) of the
                         Securities Exchange Act of 1934

                                 August 6, 1996
                 ------------------------------------------------
                 Date of Report (date of earliest event reported)

                              CONTOUR MEDICAL, INC.
               ----------------------------------------------------
               Exact name of Registrant as Specified in its Charter

         Nevada                    0-26288                 77-0163521
- ---------------------------    ---------------    ---------------------------
State or Other Jurisdiction    Commission File    IRS Employer Identification
     of Incorporation              Number                   Number

               3340 Scherer Drive, St. Petersburg, Florida 33716
           ----------------------------------------------------------
           Address of Principal Executive Offices, Including Zip Code

                                (813) 572-0089
               --------------------------------------------------
               Registrant's Telephone Number, Including Area Code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

     On August 6, 1996, Contour Medical, Inc. (the "Company"), acquired all of the outstanding stock of Atlantic Medical Supply Company, Inc. ("Atlantic Medical"), a distributor of disposable medical supplies and a provider of third-party billing services to the nursing home and home health care markets. The acquisition was made effective retroactively to July 1, 1996.

     The Company paid $1,400,000 in cash and promissory notes totaling $10,500,000 for the stock of Atlantic Medical. The promissory notes bear interest at 7% per annum and are due in full on January 10, 1997. In the event of a default in the payment of the promissory notes, they are convertible into shares of common stock of Retirement Care Associates, Inc., the Company's majority shareholder, which is listed on the New York Stock Exchange.

     The cash for this transaction came from a $5 million debenture placement that was completed on July 12, 1996. These debentures bear interest at 9% per annum and are to be repaid in monthly installments beginning on July 1, 1999, with full payment due by July 1, 2003. The debentures are convertible into shares of the Company's Common Stock. The two debentures, each in the amount of $2.5 million, were purchased by Renaissance U.S. Growth and Income Trust, P.C., a fund listed on the London Stock Exchange, and by Renaissance Capital Growth & Income Fund III, Inc., a closed-end, publicly traded fund that invests in emerging growth companies. Both of these investment funds are managed by Renaissance Capital Group, Inc., of Dallas, Texas.

     Atlantic Medical is based in Grovetown, Georgia (a suburb of Augusta), and also has facilities in St. Petersburg, Florida, Miami, Florida, and Fayetteville, North Carolina, and employs approximately 95 persons. During the six months ended June 30, 1996, Atlantic Medical had total sales of approximately $12,925,000, and had net income of approximately $240,000. As of June 30, 1996, Atlantic Medical had approximately $10,570,000 in assets, $5,225,000 in liabilities, and $5,345,000 in stockholders' equity. During the year ended December 31, 1995, three of the four companies that now make up Atlantic Medical had approximately $20,175,000 in combined sales and $320,000 in combined net income.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED. The financial statements for Atlantic Medical Supply Company, Inc. are not yet available and will be filed on or before October 20, 1996.

     (b) PRO FORMA FINANCIAL INFORMATION. The pro forma financial information required is not yet available. It will be filed by amendment on or before October 20, 1996.

     (c)  EXHIBITS.

          10.1 Share Purchase Agreement for the acquisition of Atlantic Medical Supply Company, Inc.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                      CONTOUR MEDICAL, INC.

Dated: August 15, 1996                By /s/ Donald F. Fox
                                         Donald F. Fox, President